EXHIBIT 99


                     STATEMENT OF UNAMINOUS WRITTEN CONSENT
                  TO ACTION TAKEN IN LIEW OF THE ANNUAL MEETING
                               OF THE DIRECTORS OF
                GLOBAL ENVIRONMENTAL ENERGY CORP A PUBLIC COMPANY
                              BY WAIVIER OF NOTICE

   DATE: April 28, 2005
   Time: 12.40 hrs  GMT
   Place:Telephonically

     THE UNDERSIGNED, being all of the directors of GLOBAL ENVIRONMENTAL ENERGY CORP, a Corporation registered in the Commonwealth of the Bahamas and Publicly Traded on Stockmarkets both in Germany and the United Sates (the Corporation) do hereby take the following actions in the name of and on behalf of the
Corporation:


     IT WAS UNANIMOUSLY RESOLVED THAT:


1. On April 28, 2005, the Company announced that as of the record date of May 28, 2005, all shares of common stock of Global Environment Energy Corp Delaware owned by the registrant will be distributed as a stock dividend on a pro-rata basis to all of the registrants' shareholders as of the record date of May 28th 2005. After the distribution which it is anticipated will be delivered on June 10, 2005 the registrant will own no shares of stock or equity in Global Environmental Energy Corp, Delaware.

2. Global Environmental Energy Corp Delaware's main asset is an approximate $25,000,000 dollar loss carry forward, which the new officers and directors of the company are currently in negotiations to sell, All net proceeds from such sale will be paid as a cash dividend to holders of Global Environmental Energy Corp Delaware upon completion of any such sale.

3. The Liabilities of Global Environmental Energy Corp Delaware as of the date of this Board Resolution, include a judgment in favor of Snow Becker & Krauss in the amount of $150,000 thousand dollars and a court verdict and judgment which may or may not stand on appeal for $1,974,800 in the litigation between Anthony Liberatore, Elizabeth Liberatore ,Mark Liberatore and Michael Liberatore vs Life Energy & Technology Holdings, Inc a Delaware Corporation . Global Environmental Energy Corp, Delaware. has it believes meritorious defenses to this verdict and has authorized its attorneys to appeal the court verdict.

4.   The spin-off  shares in Global  Environmental  Energy Corp Delaware are not
     registered   with  the  SEC  and  therefore  are  not  freely  tradable  or transferable.

5. The transfer agent, Signature Stock Transfer, will deliver the shares of Global Environmental Energy Corp Delaware by June 10, 2005 without any action being necessary on the part of the shareholder of record.


     IN WITNESS WHERE OF: The undersigned have executed this Consent:


Dr CA McCormack
Director, President and Chief Executive Officer    /s/Dr CA McCormack

Mr. Salim Ghafari
Director, Chief Financial Officer                  /s/Mr. Salim Ghafari